UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

November 24, 2014

DiamondRock Hospitality Company

(Exact name of registrant as specified in charter)

Maryland	001-32514	20-1180098
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Bethesda Metro Center, Suite 1500
Bethesda, MD 20814
(Address of Principal Executive Offices)  (Zip Code)

(240) 744-1150
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

DiamondRock Hospitality Company (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) a prospectus supplement dated November 24, 2014 (the “Prospectus Supplement”), pursuant to which the Company may issue and sell shares of the Company’s common stock, par value $0.01 per share, having an aggregate offering price of up to $200,000,000 (the “Shares”) from time to time. The Company intends to use the net proceeds from the offering of the Shares for general corporate purposes, which may include acquisitions of additional properties, the repayment of outstanding indebtedness, capital expenditures, the improvement of properties in the Company’s portfolio, working capital and other general purposes.

In connection with the offering, the Company entered into distribution agreements, dated as of November 24, 2014 (the “Distribution Agreements”), with each of Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Robert W. Baird & Co. Incorporated and Wells Fargo Securities, LLC, as sales agents (the “Agents”). Pursuant to the Distribution Agreements, the Company may issue and sell the Shares from time to time through the Agents, as the Company’s agents for the offer and sale of the Shares, or to them for resale. Sales of Shares, if any, may be made in negotiated transactions or transactions that are deemed to be “at-the-market” offerings as defined in Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on the New York Stock Exchange, the existing trading market for the Company’s common stock, or sales made to or through a market maker other than on an exchange or through an electronic communications network. The Company will pay each of the Agents a commission which in each case shall not be more than 2.0% of the gross sales price of Shares sold through it as the Company’s agent under the applicable Distribution Agreement.

The offering of the Shares pursuant to the Distribution Agreements will terminate upon the earlier of (1) the sale of all of the Shares subject to the Distribution Agreements, (2) the termination of the Distribution Agreement by either the Company or the respective Agent at any time in the respective party’s sole discretion and (3) November 24, 2016.

The Shares will be issued pursuant to the Prospectus Supplement and the Company’s automatic shelf registration statement on Form S-3ASR (File No. 333-183248) filed on August 10, 2012 with the SEC.

The Company made certain customary representations, warranties and covenants concerning the Company and the Shares in the Distribution Agreements and also agreed to indemnify the Agents against certain liabilities, including liabilities under the Securities Act.

Affiliates of Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, Sales Agents in this offering, participate in the Company’s senior unsecured credit facility. To the extent that net proceeds from this offering are used to repay any future borrowings under the senior unsecured credit facility, affiliates of Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC will receive their proportionate share of such repayment.

The form of the Distribution Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K. The description of the Distribution Agreements does not purport to be complete and is qualified in its entirety by reference to the form of the Distribution Agreement filed herewith as an exhibit to this Current Report on Form 8-K.

In connection with the filing of the Distribution Agreements, the Company is filing as Exhibit 5.1 hereto the opinion of its counsel, Goodwin Procter LLP.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there been any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01.                            Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
1.1	Form of Distribution Agreement, dated November 24, 2014, by and among the Company, DiamondRock Hospitality Limited Partnership and the Agents.
5.1	Opinion of Goodwin Procter LLP with respect to the legality of the Shares.
23.1	Consent of Goodwin Procter LLP (contained in its opinion filed as Exhibit 5.1 and incorporated herein by reference).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMONDROCK HOSPITALITY COMPANY

Date: November 24, 2014	By:	/s/ William J. Tennis
William J. Tennis
Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Distribution Agreement, dated November 24, 2014, by and among the Company, DiamondRock Hospitality Limited Partnership and the Agents.

5.1	Opinion of Goodwin Procter LLP with respect to the legality of the Shares.

23.1	Consent of Goodwin Procter LLP (contained in its opinion filed as Exhibit 5.1 and incorporated herein by reference).